Exhibit 10(a)118
                         DEFERRED COMPENSATION AGREEMENT

     THIS DEFERRED COMPENSATION AGREEMENT ("Agreement") made and entered into by and between THE SOUTHERN COMPANY ("Southern"), SOUTHERN COMPANY SERVICES, INC. (the "Company") and CHRISTOPHER C. WOMACK ("Employee").

                               W I T N E S S E T H

     WHEREAS, Employee is a highly compensated employee of the Company and is a member of its management; WHEREAS, the parties desire to provide Employee with additional deferred compensation for service he has or will provide for the Company;

     NOW, THEREFORE, in consideration of the premises, and the agreements of the parties set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

         1. Supplemental Pension Payment to Employee. If the Employee enters into a Release in the form attached hereto as Exhibit 1 upon his termination and allows such Release to become effective, the Company shall pay to the Employee an amount per month equal to the difference between the monthly amount payable to the Employee under the Southern Company Pension Plan (the "Plan") as it shall then be in effect at the time and the monthly amount which would have been payable to him under the Plan if the Employee's period of Accredited Service under the Plan included an additional eight (8) years. In addition, such additional service shall also be credited to Employee for purposes of calculating a benefit under the Southern Company Supplemental Executive Retirement Plan ("SERP") provided Employee otherwise becomes eligible for a benefit under the terms of the SERP. For the purpose of computing a monthly amount payable to the Employee under the Plan, no limitation on benefits imposed by the Internal Revenue Code as it now exists or is hereafter amended or any other limiting legislation shall be taken into account. Said amount shall be recalculated from time to time to reflect future increases, if any, in Retirement Income of retirees following the Employee's retirement. Employee covenants and agrees that the consideration set forth in this Paragraph 1 shall be in full satisfaction of all sums owed to Employee, if any, by the Company and shall constitute good and complete consideration for the release attached hereto as Exhibit 1, those non-disclosure and non-interference obligations under Paragraphs 5, 6, 7, 8, and 9 hereof, and all other obligations and covenants of Employee contained herein including, but not limited to, Paragraph 4.
         2.       Commencement and Form of Payment.
                  (a) Commencement and Form of Payment. The benefit provided in accordance with Paragraph 1 above shall be paid in monthly installments on the first day of each month in the same manner and commence at the same time as the Employee's election to receive Retirement Income under the Plan, provided that the Employee or his spouse becomes eligible to receive such a Plan benefit. The Employee's benefit under this Agreement shall be subject to such early commencement reduction factors as would apply to a participant in the Plan based on the Employee's benefit commencement date under this Agreement. In the event the Employee is married, predeceases his spouse, and his spouse is entitled to payments as a Provisional Payee under the Plan, monthly payments shall be made in the same manner as provided by the Provisional Payee option elected by the Employee under the Plan taking into account the additional Accredited Service set forth in Paragraph 1 above. In the event the Employee shall not be married or shall not be survived by his spouse on the date payments commence under this Paragraph 2(a), the benefit described in the preceding sentence shall be forfeited. The Employee or his surviving spouse shall not, under any circumstances, have any option or right to require payments hereunder otherwise than in accordance with the terms hereof.
                  (b) Misconduct. Notwithstanding the foregoing, in the event the Employee engages in Misconduct, as defined below, before or after the Employee's Termination Date but prior to receiving all of the payments described in Paragraph 1 above, the Company may cease making payments to the Employee under this Paragraph 2, and the Company shall have no further obligations with respect to any amounts under this Agreement. For purposes of this Paragraph 2(b), "Misconduct" shall mean (i) the final conviction of any felony, or (ii) the carrying out of any activity or the making of any public statement which materially diminishes or materially and untruthfully brings Southern into contempt, ridicule or materially and reasonably shocks or offends the community in which the Southern affiliate is located.
         3. Publicity; No Disparaging Statement. Except as otherwise provided in Paragraph 13 hereof, Employee, Southern and the Company covenant and agree that they shall not engage in any communications which shall disparage one another or interfere with their existing or prospective business relationships.
         4. No Employment. Employee agrees that he shall not seek re-employment as an employee or independent contractor with the Company or Southern or any of its subsidiaries or affiliates (collectively, for purposes of this Paragraph 4, "The Southern Company System"), for a period of twenty-four (24) months following the execution of the Release attached hereto as Exhibit 1. The Company or any member of The Southern Company System shall not rehire the Employee as an employee or independent contractor for a period of twenty-four (24) months following the Employee's execution of the Release attached hereto as Exhibit 1, unless an exceptional business reason exists for rehiring the Employee and a committee, comprised of (i) an officer from the business unit seeking to rehire the Employee and (ii) the Southern Company Vice President, Employee Relations & Associate General Counsel, approves of such rehiring.
         5.       Business Protection Provision Definitions.
                  (a) Preamble. As a material inducement to the Company to enter into this Agreement, and its recognition of the valuable experience, knowledge and proprietary information Employee gained from his employment with the Company, Employee warrants and agrees he will abide by and adhere to the following business protection provisions in Paragraphs 5, 6, 7, 8 and 9 herein.
                  (b) Definitions. For purposes of Paragraphs 5, 6, 7, 8 and 9 herein, the following terms shall have the following meanings:

(i) "Competitive Position" shall mean any employment, consulting, advisory, directorship, agency, promotional or independent contractor arrangement between the Employee and any person or Entity engaged wholly or in material part in the business that the Company is engaged in (the "Business") whereby the Employee is required to or does perform services on behalf of or for the benefit of such person or Entity which are substantially similar to the services Employee participated in or directed while employed by the Company, Southern or any of their respective affiliates (collectively the "Southern Entities").

(ii) "Confidential Information" shall mean the proprietary or confidential data, information, documents or materials (whether oral, written, electronic or otherwise) belonging to or pertaining to the Company or other Southern Entities, other than "Trade Secrets" (as defined below), which is of tangible or intangible value to any of the Southern Entities and the details of which are not generally known to the competitors of the Southern Entities. Confidential Information shall also include: (A) any items that any of the Southern Entities have marked "CONFIDENTIAL" or some similar designation or are otherwise identified as being confidential; and (B) all non-public information known by or in the possession of Employee related to or regarding any proceedings involving or related to the Southern Affiliates before the Georgia Public Service Commission or other Entities.

(iii) "Entity" or "Entities" shall mean any business, individual, partnership, joint venture, agency, governmental agency, body or subdivision, association, firm, corporation, limited liability company or other entity of any kind.

(iv) "Territory" shall include the States of Georgia, Alabama, Mississippi or Florida.

(v) "Trade Secrets" shall mean information or data of or about any of the Southern Entities, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers that:
     (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The Employee agrees that trade secrets include non-public information related to the rate making process of the Southern Entities and any other information which is defined as a "trade secret" under applicable law.

(vi) "Work Product" shall mean all tangible work product, property, data, documentation, "know-how," concepts or plans, inventions, improvements, techniques and processes relating to the Southern Entities that were conceived, discovered, created, written, revised or developed by Employee during the term of his employment with the Company.

         6.       Nondisclosure:  Ownership of Proprietary Property.
                  (a) In recognition of the need of the Company to protect its legitimate business interests, Confidential Information and Trade Secrets, Employee hereby covenants and agrees that Employee shall regard and treat Trade Secrets and all Confidential Information as strictly confidential and wholly-owned by the Company and shall not, for any reason, in any fashion, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, misappropriate or otherwise communicate any such item or information to any third party or Entity for any purpose other than in accordance with this Agreement or as required by applicable law: (i) with regard to each item constituting a Trade Secret, at all times such information remains a "trade secret" under applicable law, and (ii) with regard to any Confidential Information, for a period of three (3) years following the Employee's termination date (hereafter the "Restricted Period").
                  (b) Employee shall exercise best efforts to ensure the continued confidentiality of all Trade Secrets and Confidential Information, and he shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which Employee becomes aware. Employee shall assist the Company, to the extent necessary, in the protection of or procurement of any intellectual property protection or other rights in any of the Trade Secrets or Confidential Information.
                  (c) All Work Product shall be owned exclusively by the Company. To the greatest extent possible, any Work Product shall be deemed to be "work made for hire" (as defined in the Copyright Act, 17 U.S.C.A. ss. 101 et seq., as amended), and Employee hereby unconditionally and irrevocably transfers and assigns to the Company all right, title and interest Employee currently has or may have by operation of law or otherwise in or to any Work Product, including, without limitation, all patents, copyrights, trademarks (and the goodwill associated therewith), trade secrets, service marks (and the goodwill associated therewith) and other intellectual property rights. Employee agrees to execute and deliver to the Company any transfers, assignments, documents or other instruments which the Company may deem necessary or appropriate, from time to time, to protect the rights granted herein or to vest complete title and ownership of any and all Work Product, and all associated intellectual property and other rights therein, exclusively in the Company.
                  (d) Employee represents and agrees that he will keep all terms and provisions of this Agreement completely confidential, except for possible disclosures to his legal advisors or to the extent required by law, and Employee further agrees that he will not disclose the terms, provisions or information contained in or concerning this Agreement to anyone, including, but not limited to, any past, present, or prospective employee or applicant for employment with the Company. Employee agrees that he may only disclose to future, potential employers of Employee that he participates in a Deferred Compensation Agreement with the Company which imposes certain restrictions on him.
         7.       Non-Interference With Employees.
                  Employee covenants and agrees that during the Restricted Period he will not, either directly or indirectly, alone or in conjunction with any other person or Entity: (A) actively recruit, solicit, attempt to solicit, or induce any person who, during such Restricted Period, or within one year prior to the Employee's termination date, was an exempt employee of the Company or any of its subsidiaries, or was an officer of any of the other Southern Entities to leave or cease such employment for any reason whatsoever; or (B) hire or engage the services of any such person described in Paragraph 7(A) in any business substantially similar or competitive with that in which the Southern Entities were engaged during his employment.
         8.       Non-Interference With Customers.
                  (a) Employee acknowledges that in the course of employment, he has learned about Company's business, services, materials, programs and products and the manner in which they are developed, marketed, serviced and provided. Employee knows and acknowledges that the Company has invested considerable time and money in developing its programs, agreements, offices, representatives, services, products and marketing techniques and that they are unique and original. Employee further acknowledges that the Company must keep secret all pertinent information divulged to Employee and Company's business concepts, ideas, programs, plans and processes, so as not to aid Company's competitors. Accordingly, Company is entitled to the following protection, which Employee agrees is reasonable:
                  (b) Employee covenants and agrees that for a period of two (2) years following the Employee's termination date, he will not, on his own behalf or on behalf of any person or Entity, solicit, direct, appropriate, call upon, or initiate communication or contact with any person or entity or any representative of any person or entity, with whom Employee had contact during his employment, with a view toward the sale or the providing of any product, equipment or service sold or provided or under development by Company during the period of two (2) years immediately preceding the date of Employee's termination. The restrictions set forth in this section shall apply only to persons or entities with whom Employee had actual contact during the two (2) years prior to termination of employment with a view toward the sale or providing of any product, equipment or service sold or provided or under development by Company.
         9.       Non-Interference With Business.
                  (a) Employee and Company expressly covenant and agree that the scope, territorial, time and other restrictions contained in this entire Agreement constitute the most reasonable and equitable restrictions possible to protect the business interest of the Company given: (i) the business of the Company; (ii) the competitive nature of the Company's industry; and (iii) that Employee's skills are such that he could easily find alternative, commensurate employment or consulting work in his field which would not violate any of the provisions of this Agreement. The Employee further acknowledges that the payments described in Paragraphs 1 and 2 are also in consideration of his covenants and agreements contained in Paragraphs 5 through 9 hereof.
                  (b) Employee covenants and agrees to not obtain or work in a Competitive Position within the Territory for a period of two (2) years from his termination date.
         10. Return of Materials. Upon the Employee's termination, or at any point after that time upon the specific request of the Company, Employee shall return to the Company all written or descriptive materials of any kind belonging or relating to the Company or its affiliates, including, without limitation, any originals, copies and abstracts containing any Work Product, intellectual property, Confidential Information and Trade Secrets in Employee's possession or control.
         11. Cooperation. The parties agree that as a result of Employee's duties and activities during his employment, Employee's reasonable availability may be necessary for the Company to meaningfully respond to or address actual or threatened litigation, or government inquiries or investigations, or required filings with state, federal or foreign agencies (hereinafter "Company Matters"). Upon request of the Company, and at any point following termination of employment, Employee will make himself available to the Company for reasonable periods consistent with his future employment, if any, by other Entities and will cooperate with its agents and attorneys as reasonably required by such Company Matters. The Company will reimburse Employee for any reasonable out-of-pocket expenses associated with providing such cooperation.
         12. Termination with Cause. In the event of Employee's termination of employment for Cause at any time, the Employee shall forfeit the entire benefit provided in Paragraphs 1 and 2, and the Company shall have no further obligations with respect to any amount under this Agreement. As used in this Agreement, the term "Cause" shall mean gross negligence or willful misconduct in the performance of the duties and services required in the course of employment by the Company; the final conviction of a felony or misdemeanor involving moral turpitude; the carrying out of any activity or the making of any statement which would prejudice the good name and standing of any of the Southern Entities or would bring any of the Southern Entities into contempt, ridicule or would reasonably shock or offend any community in which the any of the Southern Entities is located; a material breach of the fiduciary obligations owed by an officer and an employee to any of the Southern Entities; or the Employee's unsatisfactory performance of the duties and services required by his or her employment.
         13. Confidentiality and Legal Process. Employee represents and agrees that he will keep the terms, amount and fact of this Agreement confidential and that he will not hereafter disclose any information concerning this Agreement to any one other than his personal agents, including, but not limited to, any past, present, or prospective employee or applicant for employment with Company. Notwithstanding the foregoing, nothing in this Agreement is intended to prohibit Employee from performing any duty or obligation that shall arise as a matter of law. Specifically, Employee shall continue to be under a duty to truthfully respond to any legal and valid subpoena or other legal process. This Agreement is not intended in any way to proscribe Employee's right and ability to provide information to any federal, state or local government in the lawful exercise of such governments' governmental functions.
         14. Successors And Assigns; Applicable Law. This Agreement shall be binding upon and inure to the benefit of Employee and his heirs, administrators, representatives, executors, successors and assigns, and shall be binding upon and inure to the benefit of Southern, the Company and their officers, directors, employees, agents, shareholders, parent corporation and affiliates, and their respective predecessors, successors, assigns, heirs, executors and administrators and each of them, and to their heirs, administrators, representatives, executors, successors and assigns. This Agreement shall be construed and interpreted in accordance with the laws of the State of Georgia, United States of America (without giving effect to principles of conflicts of laws).
         15. Complete Agreement. This Agreement shall constitute the full and complete Agreement between the parties concerning its subject matter and fully supersedes any and all other prior Agreements or understandings between the parties concerning the subject matter hereof. This Agreement shall not be modified or amended except by a written instrument signed by both Employee and an authorized representative of Southern and the Company.
         16. Severability. The unenforceability or invalidity of any particular provision of this Agreement shall not affect its other provisions, and to the extent necessary to give such other provisions effect, they shall be deemed severable. The judicial body interpreting this Agreement shall be authorized and instructed to rewrite any of the sections which are enforceable as written in such a fashion so that they may be enforced to the greatest extent legally possible. Employee acknowledges and agrees that the covenants and agreements contained in this Agreement, including, without limitation, the covenants and agreements contained in Paragraphs 5, 6, 7, 8 and 9, shall be construed as covenants and agreements independent of each other or any other contract between the parties hereto and that the existence of any claim or cause of action by Employee against Company or Southern, whether predicted upon this Agreement or any other contract, shall not constitute a defense to the enforcement by Company or Southern of said covenants and agreements.
         17. Waiver Of Breach; Specific Performance. The waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach. Each of the parties to this Agreement will be entitled to enforce its or his rights under this Agreement, specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its or his favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.
         18. Unsecured General Creditor. The Company shall neither reserve nor specifically set aside funds for the payment of its obligations under this Agreement, and such obligations shall be paid solely from the general assets of the Company. Notwithstanding that Employee may be entitled to receive the value of his benefit under the terms and conditions of this Agreement, the assets from which such amount may be paid shall at all times be subject to the claims of the Company's creditors.
         19. No Effect On Other Arrangements. It is expressly understood and agreed that the payments made in accordance with this Agreement are in addition to any other benefits or compensation to which Employee may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment with the Company.
         20. Tax Withholding. There shall be deducted from each payment under this Agreement the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of Employee.
         21. Compensation. Any compensation paid to Employee under this Agreement shall not be considered "compensation," as the term is defined in The Southern Company Employee Savings Plan, The Southern Company Employee Stock Ownership Plan, The Southern Company Performance Sharing Plan or The Southern Company Pension Plan. Payments under this Agreement shall not be considered wages, salaries or compensation under any other employee benefit plan.
         22. No Guarantee of Employment. No provision of this Agreement shall be construed to affect in any manner the existing rights of the Company to suspend, terminate, alter, modify, whether or not for cause, the employment relationship of Employee and the Company.
         23. Interpretation. The judicial body interpreting this Agreement shall not more strictly construe the terms of this Agreement against one party, it being agreed that both parties and/or their attorneys or agents have negotiated and participated in the preparation hereof.
         24. Transfer of Employment to Southern or a Southern Subsidiary or Affiliate. In the event that Employee's employment by the Company is terminated and Employee shall become immediately re-employed by Southern or a subsidiary or an affiliate of Southern, the Company shall assign this Agreement to Southern or such subsidiary or affiliate, Southern shall accept such assignment or cause such affiliate or subsidiary to accept such assignment, such assignee shall become the "Company" for all purposes hereunder, including but not limited to the Release attached hereto and incorporated herein as Exhibit 1. In the event of such assignment, the expense of this Agreement shall be shared pro rata by the Company and any such assignee based upon the number of months after the effective date of this Agreement that the Employee is employed by the Company, and/or Southern and/or such affiliate or subsidiary of Southern, as the case may be.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, this ___ day of _______________, 2002.

                                   "SOUTHERN"
                              THE SOUTHERN COMPANY
                                       By:
              -----------------------------------------------------
                                      Its:
              -----------------------------------------------------
                                    "COMPANY"
                         SOUTHERN COMPANY SERVICES, INC.
                                       By:
              -----------------------------------------------------
                                      Its:
              -----------------------------------------------------

                                   "EMPLOYEE"
                              CHRISTOPER C. WOMACK

                                  EXHIBIT 1 to
                         Deferred Compensation Agreement
                            with Christoper C. Womack

                                RELEASE AGREEMENT

     THIS RELEASE ("Release') is made and entered into by and between CHRISTOPHER C. WOMACK ("Employee"), THE SOUTHERN COMPANY ("Southern") and SOUTHERN COMPANY SERVICES, INC. and its successor or assigns ("Company").

     WHEREAS, Employee, Southern and Company have agreed that Employee's employment with _________________ shall terminate on _____________, _______;

     WHEREAS, Employee, Southern and the Company have previously entered into that certain Deferred Compensation Agreement, dated _______, 2002 ("Agreement"), that this Release is incorporated therein by reference;

     WHEREAS, Employee, Southern and Company desire to delineate their respective rights, duties and obligations attendant to such termination and desire to reach an accord and satisfaction of all claims arising from Employee's employment, and his termination of employment, with appropriate releases, in accordance with the Agreement;

     WHEREAS, the Company desires to provide Employee with deferred compensation in accordance with the Agreement for service he has or will provide for the Company;

     NOW, THEREFORE, in consideration of the premises and the agreements of the parties set forth in this Release, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

         1. Release. Employee does hereby remise, release and forever discharge Southern and the Company and their officers, directors, employees, agents, shareholders, parent corporation and affiliates, and their respective predecessors, successors, assigns, heirs, executors and administrators (collectively, "Releasees"), of and from all manner of actions and causes of action, suits, debts, claims and demands whatsoever at law or in equity, known or unknown, actual or contingent, including, but not limited to, any claims which have been asserted, or could be asserted now or in the future, against any Releasees arising under any and all federal, state or local laws and any common law claims, and including, but not limited to, any claims Employee may have pursuant to the Age Discrimination in Employment Act and any claims to benefits under any and all offer letters, employment or separation agreements, or bonus, severance, workforce reduction, early retirement, out-placement, or other similar plans sponsored by the Company, now or hereafter recognized (collectively, "Claims"), which he ever had or now has or may in the future have, by reason of any matter, cause or thing arising out of his employment relationship and privileges, his serving as an employee of the Company or the separation from his employment relationship or affiliation as an employee of the Company as of the date of this Release against each of the Releasees. Notwithstanding the foregoing, Employee does not release any Claims under the Age Discrimination in Employment Act that may arise after his execution of this Release.
         2. No Assignment of Claim. Employee represents that he has not assigned or transferred, or purported to assign or transfer, any Claims or any portion thereof or interest therein to any party prior to the date of this Release.
         3. Deferred Compensation. In accordance with the Deferred Compensation Agreement, the Company agrees to pay the Employee or his spouse, as the case may be, the amounts provided in Paragraphs 1 and 2 of the Agreement.
         4. No Admission Of Liability. This Release shall not in any way be construed as an admission by Southern, the Company or Employee of any improper actions or liability whatsoever as to one another, and each specifically disclaims any liability to or improper actions against the other or any other person, on the part of itself or himself, its or his employees or agents.
         5. Voluntary Execution. Employee warrants, represents and agrees that he has been encouraged in writing to seek advice from anyone of his choosing regarding this Release, including his attorney and accountant or tax advisor prior to his signing it; that this Release represents written notice to do so; that he has been given the opportunity and sufficient time to seek such advice; and that he fully understands the meaning and contents of this Release. He further represents and warrants that he was not coerced, threatened or otherwise forced to sign this Release, and that his signature appearing hereinafter is voluntary and genuine. EMPLOYEE UNDERSTANDS THAT HE MAY TAKE UP TO TWENTY-ONE
(21) DAYS TO CONSIDER WHETHER OR NOT HE DESIRES TO ENTER INTO THIS RELEASE.
         6. Ability to Revoke Agreement. EMPLOYEE UNDERSTANDS THAT HE MAY REVOKE THIS RELEASE BY NOTIFYING THE COMPANY IN WRITING OF SUCH REVOCATION WITHIN SEVEN
(7) DAYS OF HIS EXECUTION OF THIS RELEASE AND THAT THIS RELEASE IS NOT EFFECTIVE UNTIL THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD. HE UNDERSTANDS THAT UPON THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD THIS RELEASE WILL BE BINDING UPON HIM AND HIS HEIRS, ADMINISTRATORS, REPRESENTATIVES, EXECUTORS, SUCCESSORS AND ASSIGNS AND WILL BE IRREVOCABLE.

Acknowledged and Agreed To:
                                   "SOUTHERN"
                              THE SOUTHERN COMPANY
                                       By:
                  --------------------------------------------
                                      Its:
                  --------------------------------------------

                                    "COMPANY"
                         SOUTHERN COMPANY SERVICES, INC.
                                       By:
                  --------------------------------------------
                                      Its:
                  --------------------------------------------

I UNDERSTAND THAT BY SIGNING THIS RELEASE, I AM GIVING UP RIGHTS I MAY HAVE. I UNDERSTAND THAT I DO NOT HAVE TO SIGN THIS RELEASE.

                                   "EMPLOYEE"
                              CHRISTOPHER C. WOMACK


Date

WITNESSED BY:



Date